Exhibit 99.1

CUMBERLAND RESOURCE GROUP

Combined Financial Statements

December 31, 2009, 2008 and 2007

(With Independent Auditors’ Report Thereon)

CUMBERLAND RESOURCE GROUP

Independent Auditors’ Report

The Board of Directors

Cumberland Resource Group:

We have audited the accompanying combined balance sheets of the Cumberland Resource Group (formerly known as The Combined Entities of The Cumberland Group) (the Company) as of December 31, 2009 and 2008, and the related combined statements of income, stockholder’s equity and members’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Cumberland Resource Group as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

Roanoke, Virginia

February 17, 2010

CUMBERLAND RESOURCE GROUP

Combined Balance Sheets

December 31, 2009 and 2008

	2009	2008
Assets
Current assets:
Cash and cash equivalents	$47,992,628	38,336,690
Marketable securities	7,586,801	2,561,078
Accounts receivable, trade	25,669,029	43,574,189
Accounts receivable, other	5,326,148	6,709,497
Coal inventories	12,904,438	3,723,662
Notes receivable	—	65,835
Prepaid expenses	3,936,010	3,730,305

Total current assets	103,415,054	98,701,256

Property, plant, and equipment, net	112,647,335	91,970,265
Deposits and reclamation bonds	796,367	1,094,338
Other assets	21,413	72,804

Total assets	$216,880,169	191,838,663

Liabilities and Stockholder’s Equity and Members’ Capital

Current liabilities:
Current portion of long-term debt	$2,100,000	2,100,000
Accounts payable	11,505,524	9,924,598
Accrued expenses and other current liabilities	21,973,989	22,724,026

Total current liabilities	35,579,513	34,748,624

Long-term debt, net of current portion	6,350,000	6,950,000
Workers’ compensation benefits, net of current portion	2,170,318	2,236,433
Asset retirement obligation, net of current portion	9,435,187	7,563,994
Other long-term liabilities	—	1,398,875

Total liabilities	53,535,018	52,897,926

Stockholder’s equity and members’ capital:
Stockholder’s equity:
Common stock, $1 par. Authorized 5,000 shares; issued and outstanding 1,100 shares	1,100	1,100
Common stock, $10 par. Authorized 5,000 shares; issued and outstanding 200 shares	2,000	2,000
Additional paid-in capital	173,571	173,571
Retained earnings	56,858,800	47,713,599
Accumulated other comprehensive income	886,429	350,695

Total stockholder’s equity	57,921,900	48,240,965

Members’ capital	105,423,251	90,699,772

Total stockholder’s equity and members’ capital	163,345,151	138,940,737

Total liabilities and stockholder’s equity and members’ capital	$216,880,169	191,838,663

See accompanying notes to combined financial statements.

CUMBERLAND RESOURCE GROUP

Combined Statements of Income

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Revenues:
Coal revenues	$550,184,103	513,617,385	395,837,635
Other revenues	926,951	3,817,686	3,590,534

Total revenues	551,111,054	517,435,071	399,428,169

Costs and expenses:
Cost of coal revenues (exclusive of items shown separately below)	424,386,427	395,759,823	330,743,908
Depreciation and amortization	22,624,176	23,208,908	15,516,453
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown above)	13,250,855	11,354,581	9,311,475

Total costs and expenses	460,261,458	430,323,312	355,571,836

Gain on sale of fixed assets	1,110,810	746,229	816,247

Income from operations	91,960,406	87,857,988	44,672,580

Other income (expense):
Interest income	369,141	803,485	1,877,684
Interest expense	(480,588)	(692,827)	(538,690)
Realized loss on sale of marketable securities	(41,959)	—	—
Other, net	92,398	33,725	38,216

Total other income (expense), net	(61,008)	144,383	1,377,210

Income before income taxes	91,899,398	88,002,371	46,049,790
Income tax expense	—	—	54,077

Net income	$91,899,398	88,002,371	45,995,713

See accompanying notes to combined financial statements.

CUMBERLAND RESOURCE GROUP

Combined Statements of Stockholder’s Equity and Members’ Capital and Comprehensive Income

Years ended December 31, 2009, 2008 and 2007

	Common stock $1 par	Common stock $10 par	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder’s equity	Members’ capital	Total stockholder’s equity and members’ capital
Balances, December 31, 2006	$1,100	2,000	173,571	34,528,213	1,179,675	35,884,559	78,145,585	114,030,144

Net income	—	—	—	6,713,793	—	6,713,793	39,281,920	45,995,713
Change in unrealized gain in marketable securities available-for-sale	—	—	—	—	188,188	188,188	—	188,188

Comprehensive income								46,183,901

Capital contributions	—	—	—	—	—	—	10,289	10,289
Distributions	—	—	—	—	—	—	(42,285,673)	(42,285,673)

Noncash distribution of Virginia Coal Tax Credit	—	—	—	(22,327)	—	(22,327)	(5,892,578)	(5,914,905)

Balances, December 31, 2007	1,100	2,000	173,571	41,219,679	1,367,863	42,764,213	69,259,543	112,023,756

Net income	—	—	—	11,043,526	—	11,043,526	76,958,845	88,002,371
Change in unrealized gain in marketable securities available-for-sale	—	—	—	—	(1,017,168)	(1,017,168)	—	(1,017,168)

Comprehensive income								86,985,203

Distributions	—	—	—	(4,534,978)	—	(4,534,978)	(53,213,948)	(57,748,926)

Noncash distribution of Virginia Coal Tax Credit	—	—	—	(14,628)	—	(14,628)	(2,304,668)	(2,319,296)

Balances, December 31, 2008	1,100	2,000	173,571	47,713,599	350,695	48,240,965	90,699,772	138,940,737

Net income	—	—	—	9,873,737	—	9,873,737	82,025,661	91,899,398
Change in unrealized gain in marketable securities available-for-sale	—	—	—	—	535,734	535,734	—	535,734

Comprehensive income								92,435,132

Distributions	—	—	—	(725,279)	—	(725,279)	(64,995,276)	(65,720,555)

Noncash distribution of Virginia Coal Tax Credit	—	—	—	(3,257)	—	(3,257)	(2,306,906)	(2,310,163)

Balances, December 31, 2009	$1,100	2,000	173,571	56,858,800	886,429	57,921,900	105,423,251	163,345,151

See accompanying notes to combined financial statements.

CUMBERLAND RESOURCE GROUP

Combined Statements of Cash Flows

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Operating activities:
Net income	$91,899,398	88,002,371	45,995,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,624,176	23,208,908	15,516,453
Accretion of asset retirement obligation	631,412	514,435	414,778
Virginia Coal Tax Credit	(2,310,163)	(2,319,296)	(5,914,905)
Realized loss on sale of marketable securities	41,959	—	—
Gain on sale of fixed assets	(1,110,810)	(746,229)	(816,247)
Imputed interest expense	133,296	128,767	—
Changes in operating assets and liabilities:
Accounts receivable, trade	17,905,160	(13,638,964)	3,574,485
Accounts receivable, other	1,383,349	(339,850)	(230,186)
Coal inventories	(9,180,776)	(1,190,164)	1,568,124
Prepaid expenses	(205,705)	(221,459)	(622,864)
Other assets	1,571	95,970	(42,990)
Accounts payable	1,185,409	830,344	1,291,150
Accrued expenses and other current liabilities	(2,975,308)	5,641,404	1,348,987
Workers’ compensation benefits	521,905	3,307,187	552,386
Asset retirement obligation	(259,349)	(71,065)	(1,002)

Net cash provided by operating activities	120,285,524	103,202,359	62,633,882

Investing activities:
Capital expenditures, including interest capitalized	(41,510,350)	(25,062,436)	(25,732,790)
Acquisition of businesses	—	(12,374,345)	(3,113,057)
Proceeds from sale of property, plant, and equipment	1,621,032	991,320	7,489,867
Payments received on notes receivable	65,835	4,554,087	140,097
Purchase of reclamation bonds and deposits	(50,000)	(646,100)	(938,000)
Redemption of reclamation bonds	96,400	2,897,000	—
Proceeds from sale of marketable securities	1,558,615	—	—
Purchase of marketable securities	(6,090,563)	(52,191)	(65,833)

Net cash used in investing activities	(44,309,031)	(29,692,665)	(22,219,716)

(Continued)

CUMBERLAND RESOURCE GROUP

Combined Statements of Cash Flows

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Financing activities:
Repayments on long-term debt	$(600,000)	(2,122,708)	(6,910,164)
Capital contributions	—	—	10,289
Distributions to owners	(65,720,555)	(57,569,158)	(42,285,673)

Net cash used in financing activities	(66,320,555)	(59,691,866)	(49,185,548)

Net increase (decrease) in cash and cash equivalents	9,655,938	13,817,828	(8,771,382)
Cash and cash equivalents, beginning of year	38,336,690	24,518,862	33,290,244

Cash and cash equivalents, end of year	$47,992,628	38,336,690	24,518,862

Supplemental disclosure of cash flow information:
Cash payments for interest	$344,584	743,971	805,260
Income taxes paid	—	—	145,822

Noncash investing and financing activities:

During the years ended December 31, 2009, 2008 and 2007, the Company increased (decreased) marketable securities, available-for-sale, for net unrealized gains (losses) of $535,734, $(1,017,168) and $188,188, respectively.

During the years ended December 31, 2009, 2008 and 2007, the Company recorded $2,310,163, $2,319,296 and $5,914,905, respectively, of Virginia Coal Tax Credits as noncash distributions to owners.

As of December 31, 2009, 2008 and 2007, the Company purchased property, plant, and equipment through accounts payable in the amounts of $1,279,662, $746,945 and $63,923, respectively.

During the years ended December 31, 2009, 2008 and 2007, the Company increased asset retirement obligation and fixed assets in the amount of $1,467,010, $1,065,496 and $25,070, respectively, for new sites added or changes in cash flow projections.

During the year ended December 31, 2007, the Company purchased an aircraft for a total purchase price of $11,152,156. The aircraft is 60% owned by the Company and was partially financed with a financial agreement in the amount of $8,450,000. Two owners of the Company have a combined 40% ownership in the aircraft, which was financed by the Company through four notes receivable in the amount of $4,460,863.

During the year ended December 31, 2008, the Company made an acquisition for a total purchase price of $15,077,788. The Company has agreed to pay $2,703,443, discounted for interest, in future years.

See accompanying notes to combined financial statements.

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(1)	Business and Basis of Presentation

(a)	Description of Business

The Cumberland Resource Group (formerly known as The Combined Entities of The Cumberland Group) includes entities under the common control of Cumberland Resources Corporation and Resource Development LLC. All related entities included in the combined financial statements for the years ended December 31, 2009, 2008 and 2007 are collectively referred to as “the Company.”

The Company is engaged in the mining and selling of bituminous coal. The Company’s mines and mining facilities are located primarily in Southwest Virginia and Eastern Kentucky.

(b)	Principles of Combination

The accompanying combined financial statements include the accounts of Cumberland Resources Corporation and Resource Development LLC and their subsidiaries and affiliated limited liability companies and corporations, after elimination of all material inter-company accounts, transactions and profits. All subsidiaries and affiliated companies are commonly owned and operated for a related purpose.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

For the purpose of the combined statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains its cash accounts in one commercial bank located in Virginia. Cash accounts in the bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. As of December 31, 2008, the Company has transferred all cash balances to non-interest bearing accounts. Under the FDIC Temporary Liquidity Guarantee Program, 100% of cash balances are fully guaranteed.

(b)	Investments in Marketable Securities

The Company classifies its marketable securities in three categories: (1) debt securities that the Company has the positive intent and ability to hold to maturity are classified as “held-to-maturity securities” and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as “trading securities” and reported at fair value, with unrealized gains and losses included in net income; and (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as “available-for-sale securities” and reported at fair value, with unrealized gains and losses excluded from net income and reported in accumulated other comprehensive income, a separate component of stockholder’s equity.

As of December 31, 2009 and 2008, the Company’s marketable securities consisted solely of equity securities classified as available-for-sale. Realized gains and losses from the sale of available-for-sale marketable securities are determined on a specific-identification basis.

7	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

A decline in the fair value of any available-for-sale marketable security below cost that is deemed other than temporary, is charged to net income, resulting in the establishment of a new cost basis for the security. In assessing other than temporary impairment losses, management considers a number of factors including, but not limited to: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near term prospects for the issuer, (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value, and (4) general market conditions and industry or sector-specific factors.

(c)	Accounts Receivable, Trade

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends credit to its customers. In order to minimize credit losses, the Company performs credit evaluations but does not require collateral from its customers. The Company has not established an allowance for doubtful accounts due to these credit procedures. Management believes that any uncollectible accounts receivable as of year-end would not be material.

(d)	Coal Inventories

Coal inventories are stated at the lower of average cost or net realized value. The cost of coal inventories is determined based on an average cost of production, which includes all cost incurred to extract, transport and process the coal.

(e)	Property, Plant, and Equipment

Costs for mine development incurred and acquired to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on a straight-line method over the estimated production life of the mine.

Property, plant, and equipment is stated at cost. Depreciation of plant and equipment is calculated using the straight-line method over the following estimated useful life of the assets:

Buildings	30-39 years
Preparation plants	30-50 years
Machinery and mining equipment	3-10 years
Aircraft	10-20 years
Vehicles	5 years
Office equipment	7 years

The cost of maintenance and repairs is charged to earnings as incurred; significant rebuilds and betterments are capitalized.

Interest is normally expensed as incurred, except when it is incurred in conjunction with major capital additions, and then it is capitalized as part of the asset cost. The amount of interest capitalized is determined by applying current interest rates to the average amount of accumulated capital expenditures during the construction period. Interest capitalized during the years ended December 31, 2009, 2008 and 2007 totaled $0, $0 and $287,248, respectively.

8	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(f)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the combined balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the combined balance sheet.

(g)	Income Taxes

The combined financial statements contain two types of entities for federal and state income tax purposes: corporations and limited liability companies.

The entities which are corporations have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code, effective January 1, 2003. Therefore, effective January 1, 2003, these corporations do not pay federal or state corporate income taxes on their taxable income, excluding Kentucky entities as stated below. Instead, the stockholders of the Subchapter S corporations are liable for individual federal and state income taxes on their proportionate share of the corporations’ taxable income. Accordingly, no provision for income taxes is included in the accompanying combined financial statements for the entities which are Subchapter S corporations.

During the seven-year period after conversion to an S corporation, an S corporation may be subject to a corporate-level tax on the net unrealized built-in gain at the date of conversion. Given the Company has no intention of disposing of any property with an unrealized built-in gain within the seven-year period; no obligation related to built-in gain has been recorded.

Certain affiliates are limited liability companies, which are taxed as partnerships for federal and state income tax purposes, with the exception of Kentucky. Therefore, no provision for federal or state income taxes, with the exception of Kentucky, is made since such taxes, if any, are the responsibility of the members.

Effective January 1, 2005, the Commonwealth of Kentucky imposed a corporate income tax on pass-through entities, including the Company’s limited liability companies doing business in the Commonwealth of Kentucky. Although imposed at the corporate level, the tax was passed through to the limited liability company members to be utilized on their respective individual income tax returns. Accordingly, a provision for state income taxes was included in the combined financial statements subsequent to January 1, 2005 related specifically to the Kentucky corporate income tax. Effective December 31, 2006, the Commonwealth of Kentucky has repealed the corporate income tax on pass-through entities. The income tax expense recorded on the combined statement of income for the year ended December 31, 2007 represents the true-up from the prior year estimates to the actual tax expense per the state tax returns.

9	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

Beginning with the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740, Income Taxes, as amended, as it relates to accounting for uncertainty in income taxes, as of January 1, 2009, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Prior to January 1, 2009, the Company recognized the effect of income tax positions only if such positions were probable of being sustained.

(h)	Asset Retirement Obligation

Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company records these asset retirement obligations for mine reclamation and closure costs at estimated fair value in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. The Company annually reviews its estimated future cash flows for its asset retirement obligation.

(i)	Royalties

Lease rights to coal lands are often acquired in exchange for royalty payments, which are expensed upon the sale of the coal.

(j)	Revenue Recognition

Revenue from domestic coal sales is recorded at the time of shipment or delivery to the customer, the customer takes ownership and assumes risk of loss. The Company currently has no direct international coal sales.

Other revenues generally consist of equipment and part sales, royalties and rental income. These revenues are recognized in the period earned or when the service is completed.

(k)	Virginia Coal Tax Credits

For tax years 1996 through 2014, Virginia companies with an economic interest in coal earn The Coalfield Employment Enhancement Tax Credit based upon tons sold, seam thickness and employment levels. The maximum credit earned equals $0.40 per ton for surface mined coal and $1.00 or $2.00 per ton for deep mined coal depending on seam thickness. Credits allowable are reduced from the maximum amounts if employment levels are not maintained from the previous year, and no credit is allowed for coal sold to Virginia utilities. Currently, the cash benefit of the credit is realized three years after being earned and either offsets taxes imposed by Virginia at 100% or is refundable by the state at 85% of the face value to the extent taxes are not owed. The Company records the present value of the portion of the credit that is refundable as a reduction of operating costs and as a noncash distribution to owners as it is earned. The Company also had an agreement

10	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

with one Virginia utility to fully utilize the $3.00 per ton allocation for The Virginia Coal Employment and Production Incentive Tax Credit for 2007, which can be allocated between an electricity generator and companies with an economic interest in the coal. The Company records the credit that is refundable as a reduction of operating costs and as a noncash distribution to owners as it is earned.

(l)	Workers’ Compensation

The Company has a deductible-premium plan for workers’ compensation claims. The liabilities for the first $500,000 for each workers’ compensation claim are the responsibility of the Company. The liabilities for workers’ compensation claims that are below $500,000 are estimates of the undiscounted ultimate losses incurred based on the Company’s experience, historical injury data, type of injury and include a provision for incurred but nonreported losses. Insurance premiums are also paid for claims on possible traumatic injury.

(m)	Black Lung Benefits

The Company is responsible under the Federal Coal Mine Health and Safety Act of 1969, as amended, and various states’ statutes for the payment of medical and disability benefits to employees and their dependents resulting from occurrences of coal workers’ pneumoconiosis disease (black lung). These claims are covered by a third-party insurance provider in all locations where the Company operates.

(n)	Health Insurance Programs

The Company is principally self-insured for costs of health and medical claims. The Company utilizes commercial insurance to cover specific claims in excess of $90,000.

(o)	Comprehensive Income

The Company classifies items of “Other Comprehensive Income” (such as net unrealized gains (losses) on available-for-sale marketable securities) by their nature and presents the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the combined balance sheet. The Company’s other comprehensive income consists of net income and net unrealized gains (losses) on marketable securities available-for-sale, net of income taxes as applicable.

(p)	Fair Value Measurements

On January 1, 2008, the Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements (Note 19). ASC paragraph 820-10-65-1, Transition related to FASB Staff Position FAS157-2, Effective Date of FASB Statement No. 157 (ASC 820-10-65-1), delayed the effective date of ASC 820 until fiscal years

11	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted the provisions of ASC 820-10-65-1 on January 1, 2009 as it relates to the initial measurement of asset retirement obligations incurred during 2009, which had no material impact on the Company’s combined financial position or results of operations.

(q)	Recently Issued Accounting Standards

In May 2009, the FASB issued ASC 855, Subsequent Events (ASC 855). ASC 855 sets forth the period after the balance sheet date during which management evaluates events or transactions that may occur for potential recognition or disclosure in the financial statements. ASC 855 also describes the circumstances under which an entity recognizes events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity makes about events or transactions that occur after the balance sheet date. ASC 855 is effective for financial statements issued for interim and annual periods ending after June 15, 2009. The Company evaluated subsequent events for potential recognition and/or disclosure in the December 31, 2009 combined financial statements through February 17, 2010, the date the financial statements were available to be issued. The adoption of ASC 855 had no impact on the Company’s combined financial statements.

In December 2007, the FASB issued ASC 805, Business Combinations (ASC 805) and ASC 810-10-65-1, Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51 (ASC 810-10-65-1). ASC 805 and 810-10-65-1 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both ASCs are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. ASC 805 will be applied to business combinations occurring after the effective date. ASC 810-10-65-1 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date. The adoption of ASC 810-10-65-1 on January 1, 2009 had no impact on the Company’s combined financial position or results of operations.

(r)	Use of Estimates

The preparation of the combined financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include coal inventories; asset retirement obligations; employee benefit liabilities; future cash flows associated with assets; useful lives for depreciation and amortization; workers’ compensation; and fair value of financial instruments. Due to the subjective nature of these estimates, actual results could differ from those estimates.

12	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(3)	Marketable Securities

The costs, gross unrealized gains, gross unrealized losses and fair values for available-for-sale marketable securities at December 31, 2009 and 2008 are as follows:

	December 31, 2009
Available-for-sale	Costs	Gross unrealized gains	Gross unrealized losses	Fair values
Equity securities	$641,454	965,456	79,025	1,527,885
Treasury mutual funds	6,058,916	—	—	6,058,916

Total available-for-sale	$6,700,370	965,456	79,025	7,586,801

	December 31, 2008
Available-for-sale	Costs	Gross unrealized gains	Gross unrealized losses	Fair values
Equity securities	$641,454	579,090	100,411	1,120,133
Treasury mutual funds	1,568,923	—	127,978	1,440,945

Total available-for-sale	$2,210,377	579,090	228,389	2,561,078

The following table shows the gross unrealized losses and fair value of the Company’s investments in marketable securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2009:

	Less than 12 months		12 months or more		Total
Description of securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Temporarily impaired:
Equity securities	$38,957	4,978	211,912	74,047	250,869	79,025

The Company has determined that the unrealized losses on the Company’s investments in marketable securities at December 31, 2009 are temporary in nature. The Company identifies and evaluates investments that have indications of possible impairment. Factors considered in determining whether a loss is temporary include the length of time and the extent to which fair value has been below cost and the Company’s ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery.

The proceeds from sale of marketable securities for the year ended December 31, 2009 was $1,558,615, with a realized loss of $41,959. There were no sales of marketable securities for the years ended December 31, 2008 and 2007.

(4)	Notes Receivable

The Company held a secured promissory note receivable dated October 15, 1999 due from an unrelated third party. The monthly payment, including principal and interest at 9%, was $7,592. The original loan was for $599,337 and matured on November 1, 2009. The note was paid in full during 2009. The balance as of December 31, 2008 was $65,835.

13	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(5)	Prepaid Expenses

Prepaid expenses	consist of the following:

	December 31
	2009	2008
Prepaid insurance	$3,468,224	3,580,453
Other prepaid expenses	467,786	149,852

Total	$3,936,010	3,730,305

(6)	Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	December 31
	2009	2008
Land	$142,723	142,723
Buildings	1,670,956	1,065,039
Plant, machinery, and mining equipment	125,259,792	99,589,926
Aircraft	9,618,752	6,823,294
Vehicles	1,675,915	1,441,149
Office equipment	470,921	383,037
Mine development and coal lands	47,237,252	47,336,170

	186,076,311	156,781,338

Less accumulated depreciation and amortization	73,428,976	64,811,073

Property, plant, and equipment, net	$112,647,335	91,970,265

The amount of depreciation and amortization expense for the years ended December 31, 2009, 2008 and 2007 was $22,624,176, $23,208,908 and $15,516,453, respectively.

(7)	Notes Payable and Long-Term Debt

The Company has two separate lines of credit through Bank of America. The first line of credit provides working capital for the Company. On November 4, 2009, the Company and the lender modified the terms of this $20,000,000 line of credit. The modification extended the maturity date of the line of credit to January 31, 2010. In January 2010, the lender extended the maturity date of the line of credit to February 28, 2010. The outstanding principal accrues interest at LIBOR plus the applicable margin, which is based on a quarterly calculation of the Company’s Funded Debt to EBITDA ratio (1.73% at December 31, 2009 and 1.97% at December 31, 2008). Interest is payable monthly. The Company incurs an unused line commitment fee in the amount of 0.25% per annum on the average daily unused portion of the line. This fee is due quarterly on the first day of the following calendar quarter. This line of credit is collateralized by a first-priority security interest in all accounts receivable of the borrower. There was no outstanding balance at December 31, 2009 and 2008. As of December 31, 2009, the Company also had $4,790,500 in letters of credit outstanding (see note 11), leaving $15,209,500 of maximum available liquidity.

14	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

The second line of credit also provides working capital for the Company. On November 4, 2009, the Company and the lender modified the terms of this $30,000,000 line of credit. The modification extended the maturity date of the line of credit to January 31, 2010. In January 2010, the lender extended the maturity date to February 28, 2010. The outstanding principal accrues interest at LIBOR plus the applicable margin which is based on a quarterly calculation of the Company’s Funded Debt to EBITDA ratio (1.73% at December 31, 2009 and 1.97% at December 31, 2008). Interest is payable monthly. The Company incurs an unused line commitment fee in the amount of 0.25% per annum on the average daily unused portion of the line. This fee is due quarterly on the first day of the following calendar quarter. This line of credit is collateralized by all accounts receivable of the borrower. The outstanding balance at both December 31, 2009 and 2008 was $1,500,000. As of December 31, 2009, the Company also had $8,338,484 in letters of credit outstanding (see note 11), leaving $20,161,516 of maximum available liquidity.

The Company had a note payable to a third party dated September 29, 1998 in the amount of $15,000,000 and incurred interest at the rate of 7% per annum. Payments were due monthly in the amount of $174,163, which consisted of both principal and interest. The note was paid off in September 2008.

The Company has a note payable with Bank of America dated June 14, 2007 in the amount of $8,450,000 and incurs interest in the amount of LIBOR plus 1.25% (1.48% at December 31, 2009, and 1.70% at December 31, 2008). Interest is due and payable on the 15th day of each month. Principal installments are due and payable monthly in the amount of $50,000. All outstanding principal and accrued interest is due and payable on June 15, 2012. The note was issued to finance the acquisition of a jet aircraft and is collateralized by a first-security interest in the acquired aircraft. The outstanding balance at December 31, 2009 and 2008 was $6,950,000 and $7,550,000, respectively.

Total maturities of long-term debt for years subsequent to December 31, 2009 are as follows:

Amount
Year ending December 31:
2010	$2,100,000
2011	600,000
2012	5,750,000

Total	$8,450,000

15	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(8)	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31
	2009	2008
Wages and employee benefits	$3,002,846	3,227,548
Current portion of asset retirement obligations	105,080	137,200
Taxes other than income taxes	2,856,650	3,568,274
Current portion of self-insured workers’ compensation benefits	3,679,025	3,091,005
Workers’ compensation insurance premium payable	1,200,000	2,188,954
Medical benefits payable	2,534,642	1,578,735
Consideration payable for business acquisition	1,465,505	1,433,335
Accrued royalties	2,733,076	3,585,785
Other liabilities	4,397,165	3,913,190

Total	$21,973,989	22,724,026

(9)	Asset Retirement Obligation

At December 31, 2009 and 2008, the Company has recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $9,540,267 and $7,701,194, respectively. The portion of the costs expected to be incurred within a year in the amount of $105,080 and $137,200 at December 31, 2009 and 2008, respectively, is included in accrued expenses and other current liabilities. These regulatory obligations are secured by bonds.

Changes in the asset retirement obligation were as follows:

Amount
Total asset retirement obligation at December 31, 2006	$5,109,043

Accretion for 2007	414,778
Sites added or changes in cash flows projections in 2007	25,070
Gain on ARO settlement in 2007	(1,002)

Total asset retirement obligation at December 31, 2007	5,547,889

Accretion for 2008	514,435
Sites added or changes in cash flows projections in 2008	1,065,496
Assumed in business combination	644,439
Gain on ARO settlement in 2008	(71,065)

Total asset retirement obligation at December 31, 2008	7,701,194

Accretion for 2009	631,412
Sites added or changes in cash flows projections in 2009	1,467,010
Gain on ARO settlement in 2009	(259,349)

Total asset retirement obligation at December 31, 2009	$9,540,267

16	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(10)	Employee Benefit Plans

(a)	Savings Plan

The Company has a 401(k) Profit Sharing Plan and Trust (the Plan). The Plan includes all employees of the Company who are eligible to participate in the plan on the date of hire. Under the Plan, a participant may elect to defer up to the maximum level allowed by the Internal Revenue Service (IRS) and if the employee is 50 or older as of December 31, the employee may defer an additional amount in annual pretax compensation as allowed by the IRS. For the years ended December 31, 2008 and 2007, the Company matched dollar for dollar up to 3% of compensation. For the year ended December 31, 2009, the Company matches dollar for dollar up to 6% of compensation. The Company’s contributions to the plan were $3,867,781, $1,723,517 and $1,387,365 during the years ended December 31, 2009, 2008 and 2007, respectively. The Company may also make a discretionary contribution to the Plan. No discretionary contributions were made to the Plan for the years ended December 31, 2009, 2008 and 2007.

(b)	Self-Insured Medical Plan

The Company also sponsors a self-funded health care plan for all employees. The Company makes contributions to the plan to be used to pay claims which are processed by a third-party administrator. To limit its liability, the Company has purchased aggregate and specific stop loss excess risk insurance. The aggregate stop loss limit is calculated based on the number of employees participating and a monthly stop loss factor. The aggregate limit covers total paid claims in excess of 110% of the annual estimated stop loss premiums. The specific stop loss insurance covers the amount of claims paid with respect to a single individual in excess of $90,000. At December 31, 2009 and 2008, the Company had provided an accrual of $2,534,642 and $1,578,735, respectively, for claims incurred but not paid based on management’s estimate of the self-insured liability. For the years ended December 31, 2009, 2008 and 2007, the Company incurred claims, premium expenses and administration fees related to this plan totaling $12,651,464, $9,450,880 and $8,436,839, respectively.

(11)	Workers’ Compensation Benefits

The Company’s operations generally are in part self-insured for workers’ compensation and fully insured for black lung claims. Beginning November 1, 2003, the Company implemented a high deductible-premium plan for workers’ compensation. Prior to that point, the Company was fully insured for workers’ compensation claims. Insurance premium expense for the years ended December 31, 2009, 2008 and 2007 was approximately $4,660,000, $4,278,000 and $4,152,000, respectively. The liability for these claims is an estimate of the undiscounted ultimate losses to be incurred on such claims based on the Company’s experience and published industry data. Adjustments to the probable ultimate liability are made annually based on an estimated valuation and are included in operations as they are determined.

The liability for self-insured workers’ compensation benefits as of December 31, 2009 and 2008 was $5,849,343 and $5,327,438, respectively, including a current portion of $3,679,025 and $3,091,005, respectively. Workers’ compensation claims expense for the years ended December 31, 2009, 2008 and 2007 was approximately $5,364,000, $3,489,000 and $3,074,000, respectively. For this plan, the Company was required to secure a letter of credit. The letter of credit totaled $13,128,984 (see note 7) as of December 31, 2009.

17	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(12)	Operating Leases

The Company leases coal mining and other equipment under long-term operating leases with varying terms. In addition, the Company leases mineral interest and surface rights from land owners under various terms and royalty rates.

The future minimum lease payments required under operating leases and minimum royalties under coal leases as of December 31, 2009 are as follows:

	Facility	Equipment and other	Coal royalties	Total
Year ending December 31:
2010	$70,000	21,753,581	1,814,340	23,637,921
2011	25,000	14,954,312	1,378,336	16,357,648
2012	—	9,292,683	601,672	9,894,355
2013	—	3,901,205	33,910	3,935,115
2014	—	1,311,915	9,142	1,321,057
Thereafter	—	—	104,105	104,105

Total	$95,000	51,213,696	3,941,505	55,250,201

The above table includes amounts due under noncancelable leases with initial or remaining lease terms in excess of one year.

Net rent expense amounted to $22,660,498, $22,821,638 and $22,062,060 for the years ended December 31, 2009, 2008 and 2007, respectively. Coal royalties expense amounted to $34,056,725, $34,769,834 and $25,101,851 for the years ended December 31, 2009, 2008 and 2007, respectively.

(13)	Business and Credit Concentrations

For the year ended December 31, 2009, 75%, or approximately $410,560,000, of sales was attributable to two customers. No other single customer accounted for more than 10% of sales for the year ended December 31, 2009. As of December 31, 2009, the Company had four customers that accounted for 89%, or approximately $22,853,000 of trade accounts receivable.

For the year ended December 31, 2008, 70%, or approximately $358,347,000, of sales was attributable to three customers. No other single customer accounted for more than 10% of sales for the year ended December 31, 2008. As of December 31, 2008, the Company had four customers that accounted for 92%, or approximately $40,252,000 of trade accounts receivable.

For the year ended December 31, 2007, 81%, or approximately $319,121,000, of sales was attributable to three customers. No other single customer accounted for more than 10% of sales for the year ended December 31, 2007.

18	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(14)	Contingencies

In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. No liabilities related to these arrangements are reflected in the Company’s combined balance sheets. Management does not expect any material losses to result from these guarantees or off-balance sheet financial instruments.

The Company is involved in various legal proceedings from time to time in the normal course of business. In management’s opinion, the Company is not currently involved in any legal proceedings, which individually or in the aggregate could have a material effect on the financial condition, results of operations and/or liquidity of the Company.

(15)	Other Comprehensive Income

Other comprehensive income is reported in the combined statements of stockholder’s equity and members’ capital and comprehensive income. The information that follows discloses the components of other comprehensive income and reclassification adjustments for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Other comprehensive income:
Holding gain (loss) arising during the period	$493,775	(1,017,168)	188,188
Reclassification adjustment	41,959	—	—

Net gain (loss) recognized in other comprehensive income	$535,734	(1,017,168)	188,188

Accumulated other comprehensive income is made up of unrealized gains on marketable securities, available-for-sale as of December 31, 2009 and 2008.

(16)	Acquisitions

On April 30, 2008, the Company acquired substantially all of the assets of an active coal operation. The operating results of the acquired coal company have been included in the combined financial statements since that date. The aggregate purchase price for the acquired assets was $15,077,788, of which $12,374,345 was paid from operating cash flow with the remaining $2,703,443 discounted for interest, due in future periods, and allocated based on their respective fair market values. Imputed interest expense for 2009 and 2008 was $133,296 and $128,767, respectively.

On May 17, 2007, the Company acquired substantially all of the assets of an active coal operation. The operating results of the acquired coal company have been included in the combined financial statements since that date. The aggregate purchase price for the acquired assets was $3,113,057, paid from operating cash flow and allocated based on their respective fair market values.

19	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(17)	Income Taxes

As discussed in note 2(g), the entities which were corporations have elected Subchapter S corporation status effective January 1, 2003. Though these corporations elected to be taxed as an S corporation, the Company may still be subject to a corporate level tax for federal and state purposes. The tax would be imposed on the net unrealized built-in gain on the assets the Company owned at the time of its election, to the extent the assets are disposed of during the first seven years of its S corporation status. Based on the current business plan, the Company does not expect to realize built-in gains that will be subject to income tax at the corporate level.

Also as discussed in note 2(g), effective January 1, 2005, the Commonwealth of Kentucky imposed a corporate income tax on pass-through entities, including the Company’s limited liability companies doing business in the Commonwealth of Kentucky. Kentucky repealed the income tax effective December 31, 2006. A provision for state income taxes is included in the combined financial statements subsequent to January 1, 2005 related specifically to the Kentucky corporate income tax. The $54,077 income tax expense recorded on the Combined Statement of Income for the year ended December 31, 2007 represents the true-up from the prior year estimates to the actual tax expense per the state tax returns.

(18)	Limited Liability Companies

The members of the limited liability companies are not liable for the expenses, liabilities, or obligations of the limited liability companies, and members are not responsible for paying deficits in their capital accounts. The limited liability companies have indefinite lives unless changed by a vote of the members.

Profits and losses are allocated to members in proportion to their percentage interests to the extent each holder’s capital account is greater than zero.

The individual company’s ability to pay cash distributions is dependent on, but not limited to, the Company’s financial condition and its cash requirements.

(19)	Fair Value of Financial Instruments and Fair Value Measurements

(a)	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that will be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The estimated fair values of financial instruments involve uncertainty and cannot be determined with precision. The following methods and assumptions are used to estimate the fair value of each class of financial instrument:

•

Cash and Cash Equivalents, Trade Accounts Receivables, Other Accounts Receivable, Trade Accounts Payable, and Accrued Expenses and Other Current Liabilities: The carrying amounts reported in the combined balance sheet for cash and cash equivalents, trade accounts receivable, other accounts receivable, trade accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short maturity of these instruments.

20	(Continued)

CUMBERLAND RESOURCE GROUP

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

•

Notes Receivable: The fair values approximate the carrying value reported in the combined financial statements as the interest rate of the receivables reflect the credit risk associated with the loans and are comparable to current market rates of similar maturities.

•	Marketable Securities: Available-for-sale marketable securities are measured using quoted market prices at the reporting date multiplied by the quantity held.

•

Deposits and Reclamation Bonds and Other Long-Term Liabilities: The fair value approximate the carrying values reported in the combined balance sheet as the interest rates approximate those currently offered by local financial institutions for instruments of similar terms.

•

Long-Term Debt: The fair values of long-term debt are estimated by discounting the future cash flows of the instruments at rates currently offered to the Company for similar instruments of comparable maturities. The carrying amounts reported in the combined balance sheet for long-term debt approximate fair value due to the stated interest rates approximating the prevailing market rates as of December 31, 2009 and 2008.

(b)	Fair Value Hierarchy

Effective January 1, 2008, the Company adopted ASC 820 for fair value measurements of financial assets and financial liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying combined balance sheet, as well as, the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-Sale (AFS) Marketable Securities

Available-for-sale marketable securities balances at December 31, 2009 and 2008 were $7,586,801 and $2,561,078, respectively. The reporting data used for fair value was quoted prices in active markets for identical assets or Level 1 (see note 3).

21